                                                                     Exhibit 1.1


                                   AT&T CORP.

                                __________ SHARES

                       AT&T WIRELESS GROUP TRACKING STOCK
                            PAR VALUE $1.00 PER SHARE


                             UNDERWRITING AGREEMENT


                                   April __ , 2000


Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch, Pierce,
     Fenner & Smith Incorporated
World Financial Center
250 Vesey Street
New York, New York 10281

Salomon Smith Barney Inc.
Seven World Trade Center
New York, NY 10048

Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
England

Merrill Lynch International Limited
Ropemaker Place
25th Street
London EC24-9LY
England

Salomon Brothers International Limited
111 Buckingham Palace Road
London SW1W OSB
England

As Representatives of the Several Underwriters
     Named in Schedules I and II hereof

Dear Sirs and Mesdames:

         The undersigned, AT&T Corp., a New York corporation (the "Company"), hereby confirms its agreement with the several Underwriters, named in Schedules I and II hereof, as follows:

           1. Underwriters and Representatives. The term "U.S. Underwriters" as used herein shall mean the several persons, firms and corporations named in
Schedule I hereof, and the term "U.S. Underwriter" shall mean any one of such persons, firms or corporations. The term "International Underwriters" as used herein shall mean the several persons, firms and corporations named in Schedule II hereof, and the term "International Underwriter" shall mean any one of such persons, firms or corporations. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters." The terms "U.S. Underwriters," "International Underwriters," "Underwriters," "persons," "firms" and "corporations" as used herein shall include the singular of such terms as well as the plural. The term "U.S. Representatives" shall mean Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., who by signing this Agreement represent that they have been authorized by each U.S. Underwriter to execute this Agreement on behalf of such U.S. Underwriter and to act for such U.S. Underwriter in the manner herein provided. The term "International Representatives" shall mean Goldman Sachs International, Merrill Lynch International Limited and Salomon Brothers International Limited, who by signing this Agreement represent that they have been authorized by each International Underwriter to execute this Agreement on behalf of such International Underwriter and to act for such International Underwriter in the manner herein provided. The U.S. Representatives and the International Representatives are hereinafter collectively referred to as the "Representatives." All obligations of the Underwriters hereunder are several and not joint.

           2. Description of Securities. The Company proposes to issue and sell an aggregate of __________ shares of its AT&T Wireless Group Tracking Stock, par value $1.00 per share (the "U.S. Firm Tracking Stock") to the U.S. Underwriters and an aggregate of __________ shares of its AT&T Wireless Group Tracking Stock, par value $1.00 per share (the "International Firm Tracking Stock") to the International Underwriters. The U.S. Firm Tracking Stock and International Firm Tracking Stock are hereinafter collectively referred to as the "Firm Tracking Stock." The Company also proposes to sell to the several U.S. Underwriters not more than an additional _____ shares of AT&T Wireless Group Tracking Stock (the "U.S. Additional Tracking Stock") and to the several International Underwriters not more than an additional _____ shares of

AT&T Wireless Group Tracking Stock (the "International Additional Tracking Stock"), if requested by the Underwriters as provided in Section 4 hereof. The U.S. Additional Tracking Stock and the International Additional Tracking Stock are hereinafter collectively referred to as the "Additional Tracking Stock". The Firm Tracking Stock and the Additional Tracking Stock are hereinafter referred to as the "Tracking Stock."

         For purposes of this Agreement, the terms "AT&T Common Stock Group," "AT&T Wireless Group" and "Liberty Media Group" have the meanings set forth in the Prospectus (as defined herein).

         It is understood and agreed to by all parties that the U.S. Underwriters and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriters which provides, among other things, for the transfer of Tracking Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of Tracking Stock contemplated by the foregoing, one relating to the U.S. Firm Tracking Stock and the U.S. Additional Tracking Stock, and the other relating to the International Firm Tracking Stock and the International Additional Tracking Stock. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto. Except as the context may otherwise require, references herein to any prospectus, whether in preliminary or final form, and whether as amended or supplemented, shall include the U.S. and international versions thereof.

         The Company and the U.S. Underwriters agree that up to ________ shares of U.S. Firm Tracking Stock to be purchased by the U.S. Underwriters ("Directed Shares") shall be reserved for sale by the Underwriters to certain eligible employees, directors and certain other persons in the United States designated by the Company ("Directed Share Invitees") pursuant to a directed share subscription program (the "Directed Share Program"), as part of the distribution of the Tracking Stock by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Directed Shares are not orally confirmed for purchase by such Directed Share Invitees by the end of the first business day after the date of this Agreement, such Directed Shares may be reallocated to the Directed Share Invitees except as otherwise agreed with the Company.

           3. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-96037) on Form S-3, including a prospectus relating to the Tracking Stock, which has become effective under the Securities Act of 1933 (the "Act"). The term "Registration Statement" means the Registration Statement as amended to the date hereof including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A under the Act, and the term "Prospectus" means the prospectus in the form first used to confirm sales of the Tracking Stock. The term "preliminary prospectus" means any preliminary prospectus relating to the Tracking Stock used prior to the effectiveness of the Registration Statement. If the Company has filed an abbreviated registration statement to register additional shares of Tracking Stock pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. As used herein, Registration Statement, Prospectus and preliminary prospectus shall include in each case the material incorporated by reference therein.

          (b) (i) Each part of the Registration Statement (including the material incorporated by reference therein) when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each preliminary prospectus relating to the Tracking Stock, if any, complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and (iv) the Registration Statement and the Prospectus do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein.

          (c) Each document incorporated by reference in the Prospectus complied when filed with the Commission in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with the applicable instructions, rules and regulations of the Commission thereunder, and each document, if any, hereafter filed under the Exchange Act and so incorporated by reference in the Prospectus will comply when so filed in all material respects with the requirements of such Exchange Act, instructions, rules and regulations.

          (d) The accountants who have certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are public or certified accountants, independent with respect to the Company, as required by the Act and the Exchange Act and the rules and regulations of the Commission thereunder.

          (e) All of the outstanding shares of capital stock of the Company (including the tracking stock related to the Liberty Media Group) have been duly authorized and validly issued and are fully paid and non-assessable and not subject to any preemptive rights; the Tracking Stock has been duly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and the issuance of such Tracking Stock will not be subject to any preemptive rights.

          (f) Neither the issuance or sale of the Tracking Stock nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or the Company's Certificate of Incorporation or By-Laws, or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or its properties and except for the registration of the Tracking Stock under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Tracking Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Company of, compliance by the Company with the provisions of or consummation of the transactions contemplated by, this Agreement.

          (g) The tax sharing agreement as described in the Prospectus (the "Tax Sharing Agreement") has been duly authorized, executed and delivered by the Company and the AT&T Wireless Group and such agreement constitutes a valid and binding agreement of the Company and the AT&T Wireless Group.

          (h) The financial statements, together with related schedules and notes, included in or incorporated by reference in the Registration

         Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the combined financial position, results of operations and changes in financial position of the AT&T Wireless Group as discussed in the footnotes to the financial statements on the basis stated in the Registration Statement and in the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and derived from the books and records of the Company, including the AT&T Wireless Group.

                  4. Purchase and Sale of Tracking Stock. On the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, each of the Underwriters agrees to purchase from the Company, severally and not jointly, and on the terms and subject to the conditions herein set forth the Company agrees to sell to each of the Underwriters, severally and not jointly, the number of shares of Firm Tracking Stock set forth opposite its name in
         Schedule I or Schedule II hereof at a price of $_____ per share (the "purchase price").

                  On the terms and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters the shares of Additional Tracking Stock, and the Underwriters shall have a right to purchase, severally and not jointly, the shares of Additional Tracking Stock in such amounts and at such times as may be determined by the Representatives (subject to the written notice as set forth in Section 6 hereof) at the purchase price per share set forth in the immediately preceding paragraph. Shares of Additional Tracking Stock may be purchased as provided herein and in Section 6 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Tracking Stock. If any shares of Additional Tracking Stock are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of shares of Additional Tracking Stock (subject to such adjustment to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Additional Tracking Stock to be purchased as the number of shares of Firm Tracking Stock set forth in Schedule I or
         Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Tracking Stock.

                  The terms of the public offering of the Tracking Stock are as set forth in the Prospectus.

         5. Closing. Delivery of, and payment of the purchase price for, the shares of Firm Tracking Stock which the Underwriters severally agree to purchase shall be made at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at _____ a.m.(1) on April __, 2000 or at such other place or time on the same or such other day as shall be agreed upon by the Company and the Representatives. The time and date for such payment and delivery are herein referred to as the "time of closing." At the time of closing, the Company will deliver the shares of Firm Tracking Stock, registered in such names and in such authorized denominations as the Representatives shall have specified not less than two business days prior to the time of closing, against payment therefor as provided in Section 6 hereof, through the facilities of the Depository Trust Company to the Representatives for the respective accounts of the Underwriters.


         The Company agrees to make the shares of Firm Tracking Stock available to the Representatives for examination on behalf of the Underwriters at a place to be mutually agreed upon, New York, New York, not later than 2:00 p.m. on the business day next preceding the time of closing.

         If, at the time of closing or on an Option Closing Date (as hereinafter defined), as the case may be, for any reason (other than termination of this Agreement in accordance with the provisions of Section 8, 9 or 10 hereof), one or more of the Underwriters shall fail or refuse to pay for the shares of Tracking Stock it has or they have agreed to purchase at such time (any such Underwriter being hereinafter referred to as a "defaulting Underwriter"), and the aggregate number of shares of the Tracking Stock which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of shares of Tracking Stock to be purchased at such time, the remaining Underwriters shall be obligated severally in the proportion which the number of shares of Firm Tracking Stock set forth opposite their names in Schedule I or Schedule II of this Agreement bear to the aggregate number of shares of Firm Tracking Stock set forth opposite the names of all such non-defaulting Underwriters (or in such other proportion as the Representatives shall specify) to purchase the Tracking Stock which the defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the number of shares of Tracking Stock that any Underwriter is obligated to purchase be increased pursuant to the provisions of this paragraph by more than one-ninth of the number of shares of Tracking Stock which such Underwriter has agreed to purchase at such time pursuant to Section 4 without the written consent of such Underwriter. In the event that any defaulting Underwriter or Underwriters shall fail or refuse to purchase a number of shares of Firm Tracking Stock at the time of closing which is more than one-tenth of the aggregate principal amount of the Firm Tracking Stock, and if arrangements satisfactory to the Representatives

  (1) Times mentioned herein are New York time.

and the Company for the purchase of all such Firm Tracking Stock are not made within two business days after such default, this Agreement will terminate without liability on the part of any of the non-defaulting Underwriters or of the Company. In the event that any defaulting Underwriter or Underwriters shall fail or refuse to purchase a number of shares of Additional Tracking Stock on the Option Closing Date which is more than one-tenth of the aggregate principal amount of the shares of Additional Tracking Stock, and if arrangements satisfactory to the Representatives and the Company for the purchase of all such shares of Additional Tracking Stock are not made within two business days after such default, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase shares of Additional Tracking Stock or (ii) purchase not less than the number of shares of Additional Tracking Stock that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. In the event that the non-defaulting Underwriters agree to purchase, in accordance with this paragraph, all the shares of Tracking Stock which the defaulting Underwriter or Underwriters fail or refuse to purchase, the Representatives or the Company shall have the right to postpone the time of closing or the Option Closing Date, as the case may be, but in no event longer than five business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Except to the extent provided in subparagraphs (d) and (f) of Section 7 hereof, termination of this Agreement pursuant to this Section 5 shall be without any liability on the part of the Company or any Underwriter other than a defaulting Underwriter which shall have failed, otherwise than for some reason sufficient to justify under the terms hereof the cancellation or termination of its obligations hereunder, to pay for the shares of Tracking Stock which such Underwriter has agreed to purchase (any such failure or refusal being hereinafter referred to as a "default"). Unless this Agreement is terminated in accordance with any of its provisions, a default by one or more of the Underwriters shall not relieve any other Underwriter from its obligation to purchase the shares of Tracking Stock which it has agreed to purchase.

           6. Payment. At the time of closing, the Company will cause the shares of Firm Tracking Stock to be delivered to the Representatives for the account of each Underwriter against payment to the Company of the purchase price of such Firm Tracking Stock in Federal or other funds immediately available.

         Payment for any shares of Additional Tracking Stock shall be made in Federal or other funds immediately available at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at _______ a.m. on each date (which may be the same as the time of closing but shall in no event be earlier than the time of closing nor later than five business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Representatives to the Company of their determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of shares of

Additional Tracking Stock. The time and date of each such payment is hereinafter referred to as an "Option Closing Date." The notice of the determination to exercise an option to purchase shares of Additional Tracking Stock and of the applicable Option Closing Date may be given at any time within 30 days after the date of this Agreement.

         In the event the Underwriters elect to exercise any over-allotment option, certificates for the shares of Additional Tracking Stock shall be in definitive form and registered in such names and in such authorized denominations as the Representatives shall have specified not less than two business days prior to the applicable Option Closing Date. The certificates evidencing the shares of Additional Tracking Stock shall be delivered to the Representatives on such Option Closing Date for the respective accounts of the several Underwriters against payment to the Company of the purchase price therefor.

           7. Covenants of the Company. The Company agrees as follows:

          (a) The Company will not file any amendment or supplement to the Registration Statement or the Prospectus of which the Representatives shall not previously have been advised or which shall be disapproved by Davis Polk & Wardwell, which firm is acting as counsel for the Underwriters.

          (b) The Company will deliver to the Representatives a reasonable number of copies of the registration statement as originally filed and of all amendments thereto up to the time of closing. Promptly upon the filing with the Commission of any amendment to the Registration Statement or of any supplement to or amendment of the Prospectus, the Company will deliver to the Representatives a reasonable number of copies thereof.

          (c) The Company will advise the Representatives promptly (confirming such advice in writing) of any official request made by the Commission for an amendment to the Registration Statement or Prospectus or for additional information with respect thereto and of any official notice of the institution of proceedings for, or of the entry of, a stop order suspending the effectiveness of the Registration Statement. The Company will use its best efforts to prevent the issuance of any such stop order and, if such a stop order should be entered, the Company will make every reasonable effort to obtain the lifting or removal thereof as soon as possible.

          (d) The Company will pay all expenses in connection with the preparation and filing of the Registration Statement, the issuance and delivery of the Tracking Stock and the printing of the copies of any preliminary prospectus and of the Prospectus to be furnished as provided in the first sentence of subparagraph (g) below; and will pay any taxes on the issuance of the Tracking Stock, but will not pay any transfer taxes. The Company will not be required to pay any amount for any expenses of the Representatives or any of the Underwriters, except the cost of mailing to Underwriters of copies of the Registration Statement and all amendments thereto, the preliminary prospectuses and the Prospectus, and except as provided by subparagraph (f) below. Costs and expenses in connection with matters related to the Directed Share Program will be set forth in a letter agreement dated the date of this Agreement. The Company will not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

          (e) The Company will apply the proceeds from the sale of the Tracking Stock as set forth under the heading "Use of Proceeds" appearing in the Prospectus.

          (f) The Company will use its best efforts to qualify the Tracking Stock, or to assist in the qualification of the Tracking Stock by or on behalf of the Representatives, for offer and sale under the securities or Blue Sky laws of such states of the United States as the Representatives may designate, and will pay or reimburse the Representatives for counsel fees, filing fees and out-of-pocket expenses in connection with such qualification; provided that the Company shall not be required (i) to qualify as a foreign corporation or to file a general consent to service of process in any state or (ii) to pay, or to incur, or to reimburse the Representatives for, any such expenses if no shares of Tracking Stock are delivered to and purchased by the Underwriters hereunder because of a default by one or more of the Underwriters or the termination of this Agreement pursuant to
         Section 10 hereof.

          (g) The Company will furnish to the Representatives or to the respective Underwriters as many copies of the Prospectus as the Representatives or the respective Underwriters may reasonably request for the purposes contemplated by the Act. If, during such period after the first date of the public offering of the Tracking Stock as, in the opinion of the counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading, the Company will, upon the occurrence of each such event, forthwith at its expense, prepare and furnish to the Representatives or to the respective Underwriters as many copies as the Representatives or the respective Underwriters may reasonably request for the purposes contemplated by the Act of a supplement to or amendment of the Prospectus which will supplement or amend the Prospectus so that, as supplemented or amended, it will not at the date of such supplement or amendment contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein not misleading. For the purpose of this subparagraph (g), the Company will furnish such reasonable information with respect to itself as the Representatives may from time to time request, and the Representatives, at their own expense, may visit any of the properties of the Company (including the AT&T Wireless Group) and may inspect the books of account of the Company (including the AT&T Wireless Group) at any reasonable time. Notwithstanding any of the other provisions of this subparagraph (g), the Company shall not be under any obligation to furnish any supplement to or amendment of the Prospectus on account of any change in, or to include in any amended prospectus any change in, the information furnished to the Company by any Underwriter or Underwriters or by the Representatives on its or their behalf for use in the Prospectus, unless the Representatives have advised the Company in writing of such change and has requested the Company at the expense of such Underwriter or Underwriters to prepare a supplement to or amendment of the Prospectus to reflect such change or to include such change in an amended prospectus.

          (h) The Company will cause to be made generally available to its security holders as soon as practicable, but in any event not later than June 30, 2001, an earnings statement or statements which shall meet the requirements of Section 11(a) of the Act and Rule 158 promulgated thereunder.

          (i) Without the prior written consent of a majority of the Representatives, the Company will not (a) register for sale or offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Tracking Stock or any securities convertible into or exercisable or exchangeable for the Tracking Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Tracking Stock, whether any such transaction described in clause (a) or
         (b) of this sentence is to be settled by delivery of the Tracking Stock, or other securities, in cash or otherwise, for a period of 180 days after the date of the Prospectus, other than: (i) the shares of the Tracking Stock sold pursuant to this Agreement; (ii) any shares of Tracking Stock issued upon the exercise, exchange or conversion of a security outstanding on the date hereof; (iii) any shares or options of Tracking Stock issued pursuant to the AT&T Wireless Group's employee benefit, director or shareowner plans or other benefit plans in existence on the date hereof; and (iv) any shares of Tracking Stock issued as consideration in connection with mergers, acquisitions, business combinations or other similar transactions in the wireless industry involving the Company or the AT&T Wireless Group, up to an aggregate amount over the lock-up period equal to 10% of the total number of (A) shares of Tracking Stock that are outstanding after this offering of Tracking Stock plus (B) the equivalent number of shares of Tracking Stock represented by the inter-group interest held by the AT&T Common Stock Group, provided that control persons who receive such shares of Tracking Stock as transferees agree in writing to be bound by the provisions of the restrictions for the remainder of the lock-up period as if it were AT&T Corp.

          (j) The Company hereby agrees that it will ensure that the Directed Shares will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which individuals will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such shares for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expense) they incur in connection with such release.

           8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Tracking Stock shall be subject to the following additional conditions:

          (a) At the time of closing no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission, and the Representatives shall have received a certificate dated the day of closing and signed by a Vice President of the Company to the effect that no such stop order is in effect and, to the knowledge of the Company, no proceedings for such purpose are pending before, or threatened by, the Commission.

          (b) At or prior to the time of closing, the Representatives shall have received from Wachtell, Lipton, Rosen & Katz, counsel for the Company, an opinion, satisfactory to Davis Polk & Wardwell, to the effect that:

                       (i) the Company is a corporation in good standing, duly
                  organized and validly existing under the laws of the State of New York; and is authorized by its Certificate of Incorporation to transact the business in which it is engaged, as set forth in the Prospectus;

                      (ii) the Company is duly qualified to transact the
                  business in which it is engaged, as set forth in the Prospectus, in each State in the United States in which it operates;

                     (iii) the shares of Tracking Stock to be issued and sold by the Company hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of preemptive rights;

                      (iv) each of this Agreement and the Tax Sharing Agreement
                  has been duly authorized, executed and delivered on behalf of the Company and is valid and binding on the Company, except as rights to indemnity and contribution hereunder may be limited under applicable law;

                       (v) the Tracking Stock conforms in all material respects
                  to the description thereof contained in the Prospectus;

                      (vi) all consents, approvals, authorizations or other
                  orders of U.S. regulatory authorities legally required for the issuance and sale of the Tracking Stock to the Underwriters pursuant to the terms of this Agreement, have been obtained, except such as may be required by the securities or Blue Sky laws of the various States in connection with the offer and sale of the Tracking Stock;

                     (vii) the compliance by the Company with all of the
                  provisions of the Tax Sharing Agreement will not result in a breach of (A) any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or to which it is bound or the Company's Certificate of Incorporation or By-Laws, or (B) any order, rule or regulation applicable to the Company of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or its properties (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the Company and its subsidiaries taken as a whole); and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Company of, compliance by the Company with the provisions of or consummation of the transactions contemplated by, the Tax Sharing Agreement (except for such consents, approvals, authorizations, orders, filings, registrations and qualifications the failure to obtain which would not have a material adverse effect on the Company and its subsidiaries taken as a whole); and

                    (viii) except as to financial statements and schedules and other financial and statistical information contained therein, which such opinion need not pass upon, (A) the Registration Statement when it became effective complied as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Commission thereunder; (B) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, comply, and at the date thereof complied, as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Commission thereunder; (C) each document or portion thereof incorporated by reference in the Prospectus complied when filed with the Commission as to form in all material respects with the requirements of the Exchange Act, together with applicable instructions, rules and regulations of the Commission thereunder; and (D) advising that nothing came to such counsel's attention which would lead such counsel to believe
                  (x) any part of the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (y) as of the closing date, the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The opinions specified in clauses (ii), (vii)(A) and (viii)(C) above may be delivered by Robert S. Feit, General Attorney and Assistant Secretary of the Company, in lieu of Wachtell, Lipton, Rosen & Katz.

          (c) At or prior to the time of closing, the Representatives shall have received from Davis Polk & Wardwell an opinion to the effect specified in clauses (i), (iii), (iv), and (viii)(A), (B) and (D) of subparagraph
         (b) above.

          (d) At the date hereof and at or prior to the time of closing, the Representatives shall have received an executed copy of a letter of PricewaterhouseCoopers LLP, addressed to the Company and to the Representatives, to the effect that: (i) they are independent public accountants as required by the Act and the applicable published rules and regulations of the Commission thereunder; (ii) the audited financial statements contained in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; and (iii) nothing has come to their attention as the result of specified procedures not constituting an audit that caused them to believe (A) that there was any change in the capital stock or increase in long term debt of the Company or the AT&T Wireless Group, or any decrease in net assets, from the date of the latest balance sheet which is contained in the Registration Statement, to a date not more than five days prior to the date of such letter or (B) that there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, operating income or net income from the date of the latest figures for such items contained in the Registration Statement to the date of the latest available financial statements of the Company or the AT&T Wireless Group; provided that, with respect to any of the items specified in clause (iii), such letter may contain an exception for matters which the Registration Statement discloses have occurred or may occur; and provided further, that the letter may vary from the requirements specified in this subparagraph in such manner as the Representatives in their sole discretion may determine to be immaterial or in such manner as may be acceptable to the Representatives.

          (e) At the time of closing, the Representatives shall have received an executed copy of a letter of Arthur Andersen LLP and KPMG LLP, addressed to the Company and to the Representatives, to the effect that: (i) each of them are independent public accountants with respect to MediaOne Group Inc. and Tele-Communications, Inc., respectively, as required by the Act and the applicable published rules and regulations of the Commission thereunder and (ii) the audited financial statements contained in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder.

          (f) Except as reflected in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall not have been, at the time of closing, any material adverse change, financial or otherwise, in the condition of the Company or the AT&T Wireless Group from that set forth in the Registration Statement and the Prospectus; the representations and warranties of the Company herein shall be true at the time of closing; the Company shall not have failed, at or prior to the time of closing, to have performed all agreements herein contained which should have been performed by it at or prior to such time;

         and the Representatives shall have received, at the time of closing, a certificate to the foregoing effect dated the day of the closing and signed by a Vice President of the Company.

          (g) The _______________ shall have approved the Tracking Stock for listing, subject only to official notice of issuance.

         In case any of the conditions specified above in this Section 8 shall not have been fulfilled, this Agreement may be terminated by the Representatives by delivering written notice of termination to the Company. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraphs (d) and (f) of Section 7 hereof.


         The several obligations of the Underwriters to purchase shares of Additional Tracking Stock hereunder are subject to (i) the delivery to the Representatives on each Option Closing Date of the relevant documents contemplated by paragraphs (a), (b), (c), (d) and (e) of this Section 8, in each case revised to reflect the fact that the shares being purchased are Additional Tracking Stock and dated the relevant Option Closing date and (ii) the Additional Tracking Stock shall have been duly listed, subject to notice of
issuance, on the                     .


           9. Conditions of the Company's Obligation. The obligation of the Company to deliver the Tracking Stock upon payment therefor shall be subject to the condition that at the time of closing no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

         In case the condition specified above in this Section 9 shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Representatives. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraphs (d) and (f) of Section 7 hereof.

          10. Termination of Agreement. This Agreement may be terminated by the Representatives by delivering written notice of termination to the Company at any time prior to the time of closing or Option Closing Date, if after the signing of this Agreement trading in securities generally on the New York Stock Exchange shall have been materially suspended or materially limited or minimum prices shall have been established on such Exchange (which shall not include trading suspensions or limitations resulting from the operation of General Rules 80A and 80B of such Exchange, as amended or supplemented), or a banking moratorium shall have been declared by either federal or New York State authorities.

         A termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party.

          11. Indemnification and Contribution. (a) The Company agrees to indemnify and hold each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, and liabilities (i) with respect to the Tracking Stock or any other securities of the Company arising because the Registration Statement, any preliminary prospectus used in connection with the offering of the Tracking Stock or the Prospectus (if used within the period set forth in Section 7(g) hereof and if used, as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representatives or to such Underwriter) contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) with respect to the Directed Shares arising out of the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Directed Shares contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except as to losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of any Underwriter for use in connection with the preparation of any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof, provided that the indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of Tracking Stock to any person if a copy of the Prospectus (as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representatives or to such Underwriter, but without exhibits) shall not have been sent, mailed or given to such person, if required by the Act, at or prior to the written confirmation of the sale of such Tracking Stock to such person.

          (b) Each Underwriter agrees to indemnify and hold the Company, its directors, its officers who sign the registration statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities arising because the Registration Statement or any preliminary prospectus relating to the Tracking Stock, or the Prospectus or any amendment or supplement thereto contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission or alleged untrue statement or omission was made in any such preliminary prospectus or in the Registration Statement or Prospectus or any amendment or supplement thereto in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of such Underwriter for use in connection with the preparation thereof.

          (c) The Company and each Underwriter agree that upon the commencement of any action against it, its directors, its officers who sign the registration statement, or any person controlling it as aforesaid in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the indemnifying party and the indemnified party and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representatives in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

          (d) In connection with the offer and sale of the Directed Shares pursuant to the Directed Share Program, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and reasonable expenses incurred by them as a result of the failure of Directed Share Invitees to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

          (e) If the indemnification provided for in subparagraph (a) or (b) of this Section 11 is unavailable to an indemnified party in respect of any losses claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect primarily the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Tracking Stock and also to reflect here appropriate the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subparagraph (d) shall be deemed to include, subject to the limitations set forth above in this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Tracking Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has been required to pay, otherwise than pursuant to this subparagraph (d), by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Underwriter's obligation to contribute pursuant to this subparagraph (d) is several in an amount which shall bear the same proportion to the number of shares of Firm Tracking Stock set forth opposite the name of such Underwriter in Schedule I hereto (plus any increase in such amount as may be required pursuant to Section 5 hereof).

          12. Miscellaneous. This Agreement shall inure to the benefit of the Company, its directors, its officers who sign the registration statement, the several Underwriters and each controlling person referred to in Section 11 hereof and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Tracking Stock from any of the several Underwriters.

          13. Notices. All communications hereunder shall be in writing, and if to the Underwriters, unless otherwise provided, shall be mailed or delivered to the Representatives, in care of Goldman, Sachs & Co., Attention: Donald Hanson at 85 Broad Street, New York, New York 10004, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: , World Financial Center , New York, New York 10281 and Salomon Smith Barney Inc., Attention: Seven World Trade Center, New York, New York 10048, and if to the Company, unless otherwise provided, shall be mailed or delivered to the Company attention: Chief Financial Officer, 295 North Maple Avenue, Basking Ridge, NJ 07920.

          14. Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

          15. Survival Clause. Except with respect to any Underwriter who is in default within the meaning of Section 5 hereof, the indemnity and contribution agreement contained in Section 11 hereof and the representations and warranties of the Company set forth in this Agreement or in any certificate furnished pursuant hereto shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or (iii) acceptance of and payment for the Tracking Stock.

         Please sign and return to us the enclosed duplicate of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters, in accordance with its terms.

                                            Very truly yours,

                                            AT&T CORP.



                                            By:
                                             ------------------------
                                            Name:
                                            Title:

     The foregoing Agreement is hereby
           confirmed and accepted as of the date
           first above written.

GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE,
      FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in herein.


By:
  ------------------------
  (Goldman, Sachs & Co.)


By:   MERRILL LYNCH, PIERCE,
         FENNER & SMITH INCORPORATED



By:
------------------------

      Name:
      Title:

By:   SALOMON SMITH BARNEY INC.



By:
   ------------------------
   Name:
   Title:


GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED

Acting severally on behalf of themselves and the several International Underwriters named in herein.

By:   GOLDMAN SACHS INTERNATIONAL


By:
  ------------------------
  Name:
  Title:

By:   MERRILL LYNCH INTERNATIONAL LIMITED



By:
   ------------------------
   Name:
   Title:


By:   SALOMON BROTHERS INTERNATIONAL LIMITED



By:
  ------------------------
  Name:
  Title:

                                                                      SCHEDULE I





                                                          Number of Firm Shares
U.S. Underwriter                                                To Be Purchased
--------------------------------------------------------------------------------

Goldman, Sachs & Co...........................................
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated...............................................
Salomon Smith Barney Inc......................................
Credit Suisse First Boston Corporation........................
Lehman Brothers Inc...........................................
Morgan Stanley & Co. Incorporated.............................
Banc of America Securities LLC................................
M.R. Beal & Company...........................................
Bear, Stearns & Co. Inc.......................................
Hambrecht & Quist LLC.........................................
Deutsche Bank Securities Inc..................................
Donaldson, Lufkin & Jenrette Securities
Corporation...................................................
J.P. Morgan Securities Inc....................................
PaineWebber Incorporated......................................
Prudential Securities Incorporated............................
Sanford C. Bernstein & Co., Inc...............................
Thomas Weisel Partners LLC....................................



   Total:..................................................... ---------------
                                                               ---------------

                                                                     SCHEDULE II


                                                           Number of Firm Shares
International Underwriter                                    To Be Purchased


--------------------------------------------------------------------------------

Goldman Sachs International...................................
Merrill Lynch International Limited...........................
Salomon Brothers International Limited........................
ABN AMRO Rothschild, a division of ABN
AMRO Incorporated.............................................
Credit Suisse First Boston (Europe) Limited...................
Deutsche Bank AG London.......................................
UBS AG, acting through its division Warburg
Dillon Read...................................................
Paribas.......................................................
Cazenove & Co. ...............................................
Daiwa Securities SB Capital Markets Europe
Limited.......................................................
Daiwa Securities SB Capital Markets Europe
Limited ......................................................
HSBC Investment Bank plc......................................
ING Barings Limited as agent for ING Bank
N.V., London branch...........................................
Banca d'Intermediazione Mobiliare IMI S.p.A...................

   Total:..................................................... ---------------
                                                               ---------------